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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CH2M HILL Companies, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CH2M HILL Companies, Ltd.

March 22, 2013

Dear Stockholder,

        You are cordially invited to attend the annual meeting of stockholders of CH2M HILL Companies, Ltd., which will take place on Monday, May 13, 2013, at our world headquarters in Englewood, Colorado, U.S.A.

        Details of the business to be conducted at the meeting are in the formal notice of the annual meeting of stockholders and the proxy statement that accompany this letter.

        Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. I urge you to promptly vote and authorize your proxy instructions electronically through the internet, by telephone or, by signing, dating and returning the proxy card enclosed with the proxy statement. Voting through the internet or by phone will eliminate the need to return your proxy card.

        On behalf of the Board of Directors, I would like to express our appreciation to our employee shareholders for the hard work and dedication to making CH2M HILL the best place to work and one of the most respected companies in the industry.

Sincerely,

Lee A. McIntire Chairman and Chief Executive Officer

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

CH2M HILL Companies, Ltd.
9191 South Jamaica Street
Englewood, CO 80112

9:00 a.m., May 13, 2013
CH2M HILL World Headquarters
9191 South Jamaica Street
Englewood, CO 80112

March 22, 2013

To our Stockholders:

        The 2013 annual meeting of stockholders of CH2M HILL Companies, Ltd., a Delaware corporation, will be held at CH2M HILL world headquarters, 9191 South Jamaica Street, Englewood, Colorado, U.S.A., on Monday, May 13, 2013, at 9:00 a.m., Mountain Daylight Time, for the following purposes:

  1.
  To elect five directors from the nominees named in the attached Proxy Statement to serve for a two year term.

  2.
  To approve an amendment to our Certificate of Incorporation, in the form attached hereto as Appendix A, to classify our Board of Directors into three classes of directors with staggered three-year terms of office, and to provide for the other amendments set forth in Appendix A.

  3.
  To ratify the appointment of KPMG LLP as the independent auditors of CH2M HILL for the year ending December 31, 2013.

  4.
  To transact any other business that may properly come before the meeting at the time and place scheduled or, should the meeting be adjourned, at such time and place as it may be resumed.

        Only stockholders of record owning shares of CH2M HILL's common stock at the close of business on March 14, 2013 will be entitled to vote at this meeting or at any postponements or adjournments thereof. You may vote your shares via the internet, by telephone or by proxy card. The Proxy Statement and 2012 Annual Report to Stockholders are available at www.edocumentview.com/ch2m.

BY ORDER OF THE BOARD OF DIRECTORS

Margaret B. McLean Senior Vice President, Corporate Secretary and Chief Legal Officer

PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS
CH2M HILL Companies, Ltd.
9191 South Jamaica Street
Englewood, Colorado 80112
March 22, 2013

CH2M HILL Companies, Ltd.

GENERAL INFORMATION

        This proxy statement is being furnished to you by our Board of Directors in connection with the solicitation of your proxy to be voted at the 2013 Annual Meeting of Stockholders of CH2M HILL to be held on Monday, May 13, 2013, at 9:00 a.m., Mountain Daylight Time, at 9191 South Jamaica Street, Englewood, CO 80112. This proxy statement and the accompanying materials are being delivered electronically or mailed to stockholders on or about March 22, 2013.

What is the purpose of the Annual Meeting?

        At our annual meeting, stockholders will have the opportunity to vote on the matters included in this proxy statement. We will also report on CH2M HILL's financial results and respond to questions from stockholders.

Who can attend the meeting?

        All stockholders of record as of March 14, 2013 or their duly appointed proxies may attend the meeting.

Who is entitled to vote?

        You are entitled to vote if our records show that you held your shares of CH2M HILL common stock at the close of business on March 14, 2013. This date is known as the "record date" for determining who receives notice of the meeting and who is entitled to vote. Each outstanding share entitles its holder to cast one vote on each matter upon which to be voted.

What constitutes a quorum?

        A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Annual Meeting. As of the record date, [                  ] shares of CH2M HILL's common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

How do I vote?

        If you are a holder of record of CH2M HILL shares of common stock as of March 14, 2013, you can vote in one of four ways:

  1.
  Vote by Internet—follow the instructions on the Internet at www.envisionreports.com/ch2m.

  2.
  Vote by phone—call 1 (800) 652-8683 (in the U.S., U.S. territories and Canada) or 781-575-2300 (outside the U.S., U.S. territories and Canada).

  3.
  Vote by proxy card—if you have requested and received a paper copy of the proxy materials, you can mark, sign, date and return the paper proxy card enclosed with the proxy materials in accordance with the instructions set forth on the proxy paper card; please note that if you vote through the Internet or by phone, you do not need to return your proxy card.

  4.
  Vote in person—if you attend the meeting, you may deliver your completed proxy card in person or vote in person by completing the ballot form that will be provided.

Can I change my vote or revoke my proxy?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of CH2M HILL at 9191 South Jamaica Street, Englewood, CO 80112 either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by May 13, 2013 at 9:00 a.m., Mountain Daylight Time. Your proxy also will be revoked if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) Plan shares?

        If you participate in the CH2M HILL Retirement and Tax-Deferred Savings Plan, you have the right, if you choose, to instruct the trustee of the Plan how to vote the shares of common stock credited to your Plan account as well as a pro-rata portion of common stock credited to the accounts of other Plan participants and beneficiaries for which no instructions are received. Your instructions to the trustee of the Plan should be made by voting as discussed in "How Do I Vote?" above. The trustee of the Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustee no later than 5:00 p.m., Mountain Daylight Time, on May 6, 2013. If you do not send instructions regarding the voting of common stock credited to your Plan account, such shares shall be voted pro rata according to the voting instruction of other Plan participants. You may also revoke previously given instructions by filing with the trustee of the Plan no later than 5:00 p.m., Mountain Daylight Time, on May 6, 2013, either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How will my proxy be voted?

        The persons named as proxy holder on the proxy card will vote in accordance with your instructions or, if none are provided, "FOR" each director nominee named in this proxy statement, "FOR" approval of the amendment to the Certificate of Incorporation and "FOR" ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2013, in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

How many votes are required for each proposal?

  Proposal 1: Election of Directors.
  Vote Required: Majority of votes cast. The votes that stockholders cast "for" the director nominee must exceed the votes cast "against" the nominee to elect the nominee as a director.

  Proposal 2: Approval of the Amendment to the Certificate of Incorporation.
  Vote Required: Majority of the votes of the shares of stock outstanding. The votes that stockholders cast "for" must account for a majority of all of the outstanding shares of our common stock.

  Proposal 3: Ratification of the Appointment of the Independent Auditors.
  Vote Required: Majority of votes cast. The votes that stockholders cast "for" must exceed the votes cast "against" to approve the ratification of KPMG LLP as CH2M HILL's independent auditors.

How are abstentions treated?

        A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted on that matter, although they will be counted for purposes of determining whether there is a quorum. Proposal 1 and Proposal 3 will be determined by a majority of votes cast. Accordingly, an abstention vote will have no effect on the outcome of such proposals. Proposal 2 requires the affirmative vote of a majority of the outstanding shares of our common stock. Accordingly, an abstention vote will have the effect of a vote against this proposal.

How will proxies be solicited?

        Proxies are being solicited through electronic delivery or by mail by the Board on behalf of CH2M HILL. The cost of solicitation of the proxies will be paid by CH2M HILL. CH2M HILL has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

 PROPOSAL 1. ELECTION OF DIRECTORS

        Our certificate of incorporation and bylaws provide that our Board of Directors shall consist of no more than thirteen directors and not less than seven directors, provided that the majority of the Board consists of employee directors. The size of the Board may be changed from time-to-time by the resolution of the Board of Directors. At the February 2013 Board meeting, our Board determined the size of the 2013-2014 Board to be twelve Board members with the mix of outside and employee directors to be five and seven, respectively. There are currently eleven members on our Board and one vacancy. Five directors are outside independent directors and six directors are employees.

Director Nominations

        According to our bylaws, director candidates are nominated by the CH2M HILL Board based on recommendations of the Governance Committee of the Board; provided that the Governance Committee's recommendations for employee director candidates are made taking into account the recommendations of the Chief Executive Officer which recommendations the Chief Executive Officer develops based on the nomination solicitations from employee shareholders. The Governance Committee must consider, but is not obligated to follow, the Chief Executive Officer's recommendations as it must consider the needs of the company and the overall insider and outsider mix of the Board in its recommendations for the nomination slate. The Governance Committee recommended to the Board that Jacqueline C. Hinman, Michael A. Lucki, Lee A. McIntire, Gregory T. McIntyre, and Michael E. McKelvy be nominated for election as employee directors as part of the 2013 nomination slate.

        Subject to shareholder approval of Proposal 2 and the filing of the amendment to the CH2M HILL Certificate of Incorporation as described in Proposal 2, if elected, the director candidates will each serve two year terms expiring in 2015, and until their earlier retirement, death, resignation or removal. In the event that any of the nominees should become unavailable to stand for election at the Annual Meeting, the proxy holders will vote for either (1) such other person, if any, as may be designated by our Board of Directors, in the place of any nominee who is unable to serve or (2) the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. Our Board of Directors expects all of the nominees named below to be available for election. Incumbent directors will hold office until the annual meeting in the year their term expires and until their successors, if any, are elected and qualified, subject to the director's earlier death, retirement or removal.

        Please note that in Proposal 2, we are asking the stockholders to approve an amendment to the CH2M HILL Certificate of Incorporation, which, if approved and once filed with the Secretary of State of the State of Delaware, will realign the Board of Directors into three classes. Assuming approval of the amendment to the Certificate of Incorporation, at the regularly scheduled board meeting held before 2014, the CH2M HILL Board will assign members of the Board in office to the three classes with staggered three year terms based on the recommendation of the Governance Committee of the Board, and at that time, the Charter Amendment will be filed with the Secretary of State of the State of Delaware and become effective.

Director Qualifications

        Each member appointed to the Board is qualified to serve as a director based on his or her experiences, attributes and skills. The principal employment and directorships held by the nominees for the past five years are set forth below. Specific experiences, attributes and skills that qualify each individual to serve as a director on the Board are also set forth below. In selecting the candidates, the Governance Committee and the Board considered the candidates' background and experience as well as diversity each would bring to our Board. We believe each director's professional experiences and attributes make him or her an asset to our Board and to the strategic direction of the Company.

        The following table lists our director nominees, as well as each of our continuing directors, and provides their respective ages and titles.

Name	Age	Title	Director Since
Nominees whose term expires 2013
Jacqueline C. Hinman	51	Director and President International Division	2008
Michael A. Lucki	57	Director and Chief Financial Officer	2011
Lee A. McIntire	64	Director and Chairman & Chief Executive Officer	2009
Michael E. McKelvy	54	Director and President Government, Environment & Infrastructure Division	2010
New Nominee
Gregory T. McIntyre	54	Director nominee and Managing Director International Infrastructure	—
Directors whose term expires 2014
Robert W. Bailey	57	Director and President Water Business Group	2009
Malcolm Brinded (OD)	60	Director	2012
Jerry D. Geist (OD)	78	Director	1989
Charles O. Holliday, Jr. (OD)	65	Director	2009
Georgia R. Nelson (OD)	63	Director	2010
Michael A. Szomjassy	62	Director and President Energy, Water & Facilities Division	2012
Barry L. Williams (OD)	68	Director	1995

OD = Outside Director

Nominees for Election as Directors

Jacqueline C. Hinman has served as a director of CH2M HILL since 2008.
Ms. Hinman currently serves as a Senior Vice President and the President of the International Division of CH2M HILL and previously served as the President of the Facilities and Infrastructure Division from 2009 until 2011 and as Vice President, Major Programs Group and Executive Director for Mergers and Acquisitions between 2009 and 2010. Between 2007 and 2009, Ms. Hinman led our Center for Project Excellence. She first joined CH2M HILL in 1988 in our Environmental business.
In 1998, Ms. Hinman started her own management consulting firm, Talisman Partners, which she sold in 2001 to Earth Tech. Ms. Hinman served as Senior Vice President, Facilities and Transportation business group for Earth Tech from 2001 to 2003; and was a member of Earth Tech's Design-Build Risk Review Committee. Ms. Hinman returned to CH2M HILL in 2005.
Ms. Hinman is a member of the Board of Catalyst Europe.
Qualifications: Ms. Hinman is qualified to serve on our Board based on her more than twenty years of industry experience, and her extensive infrastructure, environmental services, mergers and acquisitions and international experience. She also brings valuable diversity to our Board as a senior engineer and female executive in a predominantly male field.

Michael A. Lucki has served as a director of CH2M HILL since 2011.
Mr. Lucki joined CH2M HILL in 2010 and currently serves as a Senior Vice President and the Chief Financial Officer. He joined CH2M HILL from Ernst & Young LLP where he led the firm's U.S. and Americas Engineering and Construction (E&C) Industry Practice since 1994, the firm's Global E&C Industry Practice since 2002, and the firm's Global Infrastructure Practice since 2008.
Mr. Lucki is the Chair of the California State University, Los Angeles School of Business—Accounting Advisory Board and a Trustee of the California State University System Foundation Board. He is a member of the American Institute of Certified Public Accountants and a member of the California Society of Certified Public Accountants.
Qualifications: Mr. Lucki is qualified to serve on our Board based on his extensive engineering, construction and infrastructure industry experience, his mergers and acquisitions experience, and his experience in corporate finance and risk management.

Lee A. McIntire has served as a director of CH2M HILL since 2009.
Mr. McIntire joined CH2M HILL as the President and Chief Operating Officer in 2006. He became CH2M HILL's Chief Executive Officer in 2009, and CH2M HILL's Chairman of the Board on January 1, 2010. Before joining CH2M HILL, Mr. McIntire spent more than 15 years with Bechtel Group Inc., where he served as a partner and as president of several businesses and as a member of its Board of Directors between 1999 and 2004.
Between 2004 and 2006, Mr. McIntire was a Professor and Executive-in-Residence at the Graduate School of Management, University of California, Davis (UC Davis). Mr. McIntire is currently serving as a member of the board of BAE Systems plc.
Qualifications: Mr. McIntire is qualified to serve on our Board based on his role as the Chief Executive Officer of CH2M HILL and because of his extensive experience in the engineering and construction industry.

Gregory T. McIntyre previously served on the Board of CH2M HILL between 2001 and 2003.
Mr. McIntyre has been the Managing Director of CH2M HILL's International Infrastructure business since 2012. Prior to his current role, Mr. McIntyre served as the Managing Director of Halcrow, acquired by CH2M HILL in 2011, and a member of its board of directors, overseeing the integration of the Halcrow operations into CH2M HILL. He was the Deputy Program Manager and CH2M HILL Managing Director for CLM Delivery Partner, the delivery partner to Olympic Delivery Authority for the London 2012 Olympics and Paralympic Games, between 2010 and 2011. Mr. McIntyre also served as the Global Operations Director for CH2M HILL's water business between 2004 and 2010. Mr. McIntyre joined CH2M HILL in 1981 and has been a long-term member of CH2M HILL's senior executive team.
Qualifications: Mr. McIntyre is qualified to serve on our Board based on his over thirty years of experience with CH2M HILL in senor roles, his extensive water and infrastructure industry experience, and because of his recent and varied major programs and international experience.

Michael E. McKelvy has served as a director of CH2M HILL since 2010.
Mr. McKelvy joined CH2M HILL in 2003 in connection with our acquisition of Lockwood Greene. He currently serves as a Senior Vice President and has been the President of the Government, Environment and Infrastructure Division of CH2M HILL (and its predecessor business unit) since 2009. Prior to his current role, Mr. McKelvy was the President and Group Chief Executive for the Industrial Client Group between 2006 and 2009, and President for the Manufacturing and Life Sciences Business Group since 2005.
Between 2000 and 2003, Mr. McKelvy was a member of the Board of Directors for Green Diamond/Columbia Ventures in Columbia, SC and is a current board member for the Professional Services Corporation in D.C. He is a Registered Architect in 25 states and an active member of multiple professional societies and organizations.
Qualifications: Mr. McKelvy is qualified to serve on our Board based on his extensive engineering and construction industry experience, and his experience with industrial and U.S. government business.

The Board of Directors unanimously recommends that the stockholders vote FOR the election of each nominee to the Board of Directors.

Continuing Directors

Robert W. Bailey has served as a director of CH2M HILL since 2009, and from 2005 to 2008.
Mr. Bailey joined CH2M HILL in 1984 and has been the President of CH2M HILL's Water Business Group since 2008. Between 2002 and 2007, he was the Regional Manager for the southeast U.S. region overseeing CH2M HILL's business portfolio in that geography. Prior to 2002, Mr. Bailey, a professional engineer, held a variety of positions with an expanding scope of responsibilities in CH2M HILL's Water business.
Mr. Bailey is a Distinguished Alumni of the University of Illinois and a recognized leader in the global water community, having received the George Warren Fuller Award for Leadership in the Water Industry from the American Water Works Association. He also serves on the Water Security Advisory Council for the World Economic Forum.
Qualifications: Mr. Bailey is qualified to serve on our Board based on his extensive experience in the global water business, civil engineering and infrastructure industry.
Mr. Bailey's term expires in 2014.

Malcolm Brinded has served as a director of CH2M HILL since 2012.
Mr. Brinded has had a distinguished 37 year career with Royal Dutch Shell plc, a global oil and gas company, where he has worked in the United Kingdom, Brunei, the Netherlands, and Oman. Mr. Brinded has served on the Royal Dutch Shell plc's board of directors between 2002 and 2012. Mr. Brinded has been a member of the Network Rail Board in the U.K. as a Non-Executive Director since 2010.
Between 2009 and 2012, Mr. Brinded has been Royal Dutch Shell's Executive Director of the Upstream International business. Between 2004 and 2009, Mr. Brinded served as Executive Director in charge of Shell's Exploration and Production business unit, and prior to that he was a Managing Director responsible for Gas and Power, and IT. Between 1999 and 2002, Mr. Brinded was the Shell Country Chairman in the United Kingdom, as well as the Managing Director of Shell U.K. Exploration and Production business. Since 2009, he has served as the Chairman of the Shell Foundation.
Mr. Brinded graduated from Cambridge University with a degree in engineering. He is a Fellow of the U.K. Institutions of Civil and Mechanical Engineers and the U.K. Royal Academy of Engineering. In 2002, Mr Brinded was awarded the CBE for services to the U.K. Oil and Gas Industry.
Qualifications: Mr. Brinded is qualified to serve on our Board based on his extensive experience as a public company director and executive officer, as well as his engineering background, and extensive work in the energy sector critical to our business. Mr. Brinded's extensive experience in key international markets is very valuable to our Board. He also brings diversity to our Board as a non-U.S. national with extensive background of living and working outside of the U.S.
Mr. Brinded's term expires in 2014.

Jerry D. Geist has served as a director of CH2M HILL since 1989.
Mr. Geist has been Chairman of Santa Fe Center Enterprises, Inc. since 1990 and Chief Executive Officer of Howard International Utilities from 1994 through 2000. He was Chairman and Chief Executive Officer of Energy & Technology Company, Ltd. until 2003. Mr. Geist served as a Director of the Davis Family of Mutual Funds serving as Independent Lead Director until retiring as Director Emeritus on January 1, 2009. Mr. Geist had been the CH2M HILL Board's independent Lead Director from 2004 to 2011.
Mr. Geist has served as Chairman of the Edison Electric Institute and is currently the Chairman of the Board of Trustees of the University of New Mexico hospital.
Qualifications: Mr. Geist is qualified to serve on our Board based on his extensive public company experience as a director and as an executive, his experience as a member of our Board for over twenty years, and his considerable experience in the energy sector.
Mr. Geist's term expires in 2014.

Charles "Chad" O. Holliday, Jr. has served as a director of CH2M HILL since 2009.
Mr. Holliday was a member of the Board of Directors for E.I. du Pont de Nemours and Company (DuPont) from 1997 through 2009 and served as its Chairman from 1999 through 2009. He is the Chairman of the Board of Directors of Bank of America and also a member of the Board of Directors for Deere & Company and Royal Dutch Shell plc. Mr. Holliday served as Chief Executive Officer of DuPont from February 1998 through January 2009. Mr. Holliday has been the CH2M HILL Board's independent Lead Director since January 1, 2012.
Mr. Holiday is a member of the National Academy of Engineering, is the former Chairman of the U.S. Council on Competitiveness, and is a founding member of the International Business Council. He formerly served as the Chairman of the World Business Council for Sustainable Development and the Business Roundtable's Task Force for Environment, Technology and Economy. He is the Chair Emeritus of the Board of Directors of Catalyst. Mr. Holliday is the author of "Walking the Talk," a book that makes the business case for sustainable development and corporate responsibility.
Qualifications: Mr. Holliday is qualified to serve on our Board based on his experience as a public company director on various Fortune 100 public company boards, as well as his engineering background and leadership in sustainability.
Mr. Holliday's term expires in 2014.

Georgia R. Nelson has served as a director of CH2M HILL since 2010.
Ms. Nelson spent more than 30 years in the power generation industry serving in various senior executive capacities for Edison International and its subsidiaries between 1971 and 2005, including President of Midwest Generation Edison Mission Energy (EME) and General Manager of EME Americas. In her role she was responsible for power plant construction and facilities management in the United States, Puerto Rico, United Kingdom, Turkey, Thailand, Indonesia, Australia and Italy. Ms. Nelson is a member of the Board of Directors of Cummins Inc., where she has been serving since 2004. Ms. Nelson served as a Director of Nicor, Inc. from 2005 until 2011. Ms. Nelson is also a Director of Ball Corporation, where she has been serving since 2006.
Ms. Nelson is a member of the Executive Committee of the National Coal Council, an industry advisory committee to the U.S. Department of Energy, which she chaired from May 2006 to May 2008.
Qualifications: Ms. Nelson is qualified to serve on our Board based on her experience as a public company director, and based on her experience in the international power generation industry. She also brings important diversity to our Board as a senior female executive with extensive experience in predominantly male industries.
Ms. Nelson's term expires in 2014.

Michael A. Szomjassy has served as a director of CH2M HILL since 2012, and from 2007 to 2010.
Mr. Szomjassy has been the President of the Energy, Water and Facilities Division of CH2M HILL since 2012. In this role, he is responsible for the Energy and Chemicals, Industrial & Advanced Technology, Operations Management, Power, and Water businesses. Mr. Szomjassy was previously the President of CH2M HILL's Environmental Services business from 2011 to 2012, leading and managing CH2M HILL's environmental services business worldwide. Between 2007 and 2010, Mr. Szomjassy served as the Deputy Program Director for CLM Delivery Partner, a joint venture providing program management services to the Olympic Delivery Authority for the London 2012 Olympic and Paralympic Games. Between 2004 and 2007, Mr. Szomjassy served as Senior Vice President and Director of Operations of the Environmental Business Group. Prior to joining CH2M HILL in 2007, Mr. Szomjassy was President of Williams Environmental Services, Inc. which specialized in environmental remediation, Vice President of Insituform Technologies, the largest U.S. supplier and installer of cured-in-place sewer and water piping, Chief Operating Officer of Aqua Alliance, the U.S. arm of Vivendi's water business; and Executive Vice President of OHM Corp., at the time the largest environmental contractor in the U.S.
Qualifications: Mr. Szomjassy is qualified to serve on our Board based on his extensive experience in the environmental, water and other related engineering fields and his considerable international experience that can benefit our Board.
Mr. Smozjassy's term expires in 2014.

Barry L. Williams has served as a director of CH2M HILL since 1995.
Mr. Williams is the retired managing general partner of Williams Pacific Ventures, Inc., where he served since 1987. Between 2000 and 2001, Mr. Williams served as the President and CEO of American Management Association International. He has served as Senior Mediator for JAMS/Endispute from 1993 to 2002 and a visiting lecturer for the Haas Graduate School of Business, University of California from 1993 to 2000. Mr. Williams has acted as a general partner of WDG, a California limited partnership, from 1987 to 2002 and a general partner of Oakland Alameda Coliseum Joint Venture since 1998.
Mr. Williams also serves as a Director of PG&E Corp., Northwestern Mutual Life Insurance Company, Simpson Manufacturing Company, SLM Corporation and several not-for-profit organizations.
Qualifications: Mr. Williams is qualified to serve on our Board based on his significant financial experience, his public company experience as a member of several public company boards, and his over seventeen years experience on our Board. He also brings important diversity to our Board.
Mr. William's term expires in 2014.

CORPORATE GOVERNANCE

Board of Directors

        CH2M HILL is governed by our Board of Directors. Our Board held a total of eleven meetings in 2012, five regularly scheduled and six special meetings. All directors attended 75 percent or more of the aggregate Board and Committee meetings of which they are members. CH2M HILL does not have a policy regarding Board members attending the Annual Meeting of Stockholders. We had four Board members attend last year's Annual Meeting of Stockholders in person and eight members via telephone.

Corporate Governance Principles

        CH2M HILL is committed to best practices in corporate governance and maintains a business environment of uncompromising integrity. We continue to implement this commitment through, among other things, our Governance Principles, practices and compliance with the relevant provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other laws and regulations that regulate our Company and our business. Our Board has formalized our standards of corporate governance that are reflected in our Governance Principles. Our Governance Principles, some of which are discussed below, are available on our website at http://www.ch2m.com/corporate/about_us/governance.asp. Our governance policies are reviewed annually by the Governance Committee of our Board to determine whether they continue to advance the best interests of CH2M HILL and our stockholders, and whether they comply with the relevant laws that regulate our business.

Director Independence

        CH2M HILL's common stock is not listed on a national securities exchange and, as a result, our directors are not subject to the independence requirements of the national stock exchanges. CH2M HILL believes, however, that outside directors should not have any material relationship with CH2M HILL. There are currently eleven members on our Board and one vacancy, five of whom are outside independent directors. At the February 2013 Board meeting, our Board determined the size of the 2013-2014 Board to be twelve Board members, five of whom will be outside independent directors. In 2011, the Board adopted independence standards to assist the Board in determining director independence which are consistent with the independence tests under the corporate governance rules for listed companies of the New York Stock Exchange. The Governance Committee of the Board reviews our Board independence standards annually to confirm their appropriateness for the company. Under our Board's standards, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of CH2M HILL, or any of the director's immediate family members is, or has been within the last three years, an executive officer of CH2M HILL.

  •
  The director, or any immediate family member of the director, has received, during any twelve month period within the last three years, more than $120,000 in direct compensation from CH2M HILL, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  (1) The director is a current partner or employee of a firm that is the internal or external auditor of CH2M HILL; (2) the director has an immediate family member who is a current partner of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who personally works on the CH2M HILL audit; or (4) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time.

  •
  The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of CH2M HILL's executive officers at the same time serves or served on the other company's compensation committee.

  •
  The director is a current employee of, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, CH2M HILL for property or services in an amount which, in any of the last three fiscal years, exceeded two percent (2%) or $1,000,000, whichever is greater, of such other company's consolidated gross revenues.

        Our outside independent directors include Malcolm Brinded, Jerry Geist, Charles "Chad" Holliday, Jr., Georgia Nelson, and Barry Williams. The Board has made a determination that all of these outside directors are "independent" pursuant to the independence standards. The Board has also determined that all the members of the Audit Committee and Compensation Committee are independent pursuant to these guidelines.

Board Leadership Structure

        Under our Board's Governance Principles, our Board has the ability to change its leadership structure in the best interest of CH2M HILL at any given point in time. Our Board is led by a Chairman elected annually by the directors. Mr. McIntire has served as CH2M HILL's Chief Executive Officer since 2009 and the Chairman since 2010.

        Our Board does not have a policy with respect to combining or separating the Chairman and Chief Executive Officer positions. Under the current Board leadership structure, the positions of Chairman and Chief Executive Officer are combined into one role because our Board believes that as an employee controlled company, CH2M HILL is best served by a Board where an employee Board member, as opposed to an independent outside Board member, serves as the chair of the Board. Our Board further believes that because all employee Board members report, directly or indirectly, to the Chief Executive Officer, a Board chaired by an employee shareholder who is not the Chief Executive Officer may create ambiguity of leadership in the board room. For these reasons and because Mr. McIntire is eminently qualified for the role, our Board believes that combining the roles of Chief Executive Officer and Chairman of the Board is appropriate at this time and is in the best interest of CH2M HILL.

        Under our Board's Governance Principles, the outside directors of our Board designated one of the independent directors as Lead Director. The Lead Director presides at the meetings of outside directors, and facilitates communications between the outside independent directors and the Chairman, provides input to the Chairman on CH2M HILL's governance, performance issues, Board meeting structure and agendas and acts as a liaison to stockholders who wish to communicate with outside directors. Charles "Chad" Holliday, Jr. has served as the Lead Director since his election in January 2012. The outside directors may retain or change this appointment after the nominees are elected by the stockholders at the Annual Meeting.

Board's Role in Risk Oversight

        Our Board oversees and reviews CH2M HILL's risk management process directly and through its Audit and Risk Committees to ensure that the appropriate risks are timely considered and robust mitigation strategies are implemented. In addition, our Board routinely engages in the review of CH2M HILL's enterprise risk, as part of its oversight of CH2M HILL's strategy and capital planning activities.

The Risk Committee of the Board is tasked with overseeing CH2M HILL's enterprise risk management systems and processes including the identification of major risks facing our industry and our Company and the impact of the risks on the business including portfolio and project risks. The Risk Committee provides periodic reports to our Board on the enterprise risk management program and offers review and guidance to our management on our approach and process to assess and analyze project and program related risks across the enterprise. The Audit Committee reviews policies regarding risk assessment and risk management, reviews financial and ethical risks and reviews major financial risk exposures and steps taken to monitor and control the exposures. The Audit and Risk Committees provide periodic reports to our Board on how CH2M HILL manages these risks.

Communications with the Board

        Stockholders may communicate with our Board by writing to them in care of Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal and Ethics Officer, CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112 or to the Lead Director in care of the same address. All communications should indicate whether they are intended for the full Board, for outside independent directors only, or for any particular Board member. The inquiries will be directed to the appropriate Board member or members who will reply to stockholders directly.

Nominations of Directors

        Our Governance Committee identifies and recommends for nomination individuals it believes are qualified to be inside and outside Board members and who are best suited to contribute to the Board's activities given CH2M HILL's needs and objectives. The Board seeks directors with diverse professional backgrounds and reputation for integrity who combine a broad spectrum of experience and expertise that is important to CH2M HILL's short and long term interests. Diversity of background has always been and shall continue to be an important objective in the selection of directors. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions they can make to the Board and upon their willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Governance Committee considers the candidates' knowledge of our industry and markets, and our clients' industries and markets, the number of other boards on which the candidate serves, and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interest of CH2M HILL and our stockholders.

        The Governance Committee of our Board makes recommendations to the full Board about outside director candidate nominees. In reviewing and selecting the outside director nominees for Board consideration, the Committee considers a variety of factors including outside director performance, any special expertise and how the expertise fits with the needs of CH2M HILL. Candidates for outside director positions must fulfill the Board's independence standards for outside directors as described above and included in the Governance Principles which are available on our website at http://www.ch2m.com/corporate/about_us/governance.asp.

        In selecting employee directors for consideration, the Governance Committee takes into account the recommendation of the Chief Executive Officer based on input he receives from our employee stockholders. The process for annual board nominations for employee director candidates commences with the Chief Executive Officer sending a detailed description of the nominating process and qualification requirements for Board membership to all employee stockholders. The Governance Committee of the Board carefully reviews all nominations received by employee stockholders and recommends to the Board a slate of candidates for employee director slots. The Chief Executive Officer thereafter shares these recommendations with the Governance Committee which makes its own recommendations to the full Board. The Governance Committee considers the Chief Executive Officer's recommendations in its deliberations, but is not bound by them.

        The criteria for employee director nominees includes, among other things:

  •
  Personal characteristics of the highest caliber and proven leadership abilities,

  •
  Experience and capabilities similar to those required of senior corporate officers of a global company of our size, including at least 15 years experience in the engineering and construction related business,

  •
  Potential of bringing the diversity of background and experience to the Board's deliberations to broaden the Board's perspective and to reflect the diversity of our clients and stakeholders,

  •
  Knowledgeable about CH2M HILL and ideally has worked with a broad cross section of business units, technical and/or geographical issues and capable of representing the interests of the entire enterprise in policy and governance issues, and

  •
  Brings special skills to the Board mix based on issues facing the company during the relevant Board term.

Code of Ethics

        We have adopted a code of ethics and business conduct for our executive and financial officers entitled "CH2M HILL Executive and Financial Officers' Code of Ethics." It applies to all of our senior executives and financial officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Human Resources Officer, Chief Legal Officer, Treasurer, and Presidents of our operating divisions and business groups. The code is available on our website at http://www.ch2m.com/corporate/about_us/business_ethics.asp. A hard copy is also available without charge to any stockholder upon request by writing to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal and Ethics Officer, CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112. We will disclose any future changes of the Code of Ethics on our website.

        We also have ethics policies that are applicable to all employees entitled "CH2M HILL Employee Ethics and Business Conduct Principles" that mandates rules of conduct to all CH2M HILL employees including all senior executives and financial officers. It is also available on our website by following the same links as described above and will be available in hard copy. We maintain a confidential telephone and web-based hotline, where employees can seek guidance or report potential violations of laws, CH2M HILL policies or rules of conduct.

Committees of the Board

        In 2012, the Board of Directors had five committees: Audit, Compensation, Executive, Governance and Risk Committees. The Audit and Compensation Committees are comprised solely of outside independent directors. Below is a chart showing current committee members and a summary of the functions performed by the committees during 2012.

 COMMITTEE MEMBERSHIP

	Audit	Compensation	Executive	Governance	Risk
Robert Bailey					X
Malcolm Brinded (OD)	X	X			X
Jerry Geist (OD)	X	C	X	X
Jacqueline Hinman				X
Charles Holliday, Jr. (OD)	X	X	X	C
Michael Lucki			X
Lee McIntire			C
Michael McKelvy			X	X	X
Georgia Nelson (OD)	X	X			C
Michael Szomjassy				X
Barry Williams (OD)	C	X			X

OD = Outside Director

C = Chairperson

Audit Committee

        The Audit Committee met seven times during 2012. The Committee has a written charter, which is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp.

        The Board of Directors determined that each member of the Audit Committee is independent in accordance with the independence criteria established by the Board consistent with the independence definition under the corporate governance rules of the New York Stock Exchange, and complies with the requirements of the Sarbanes-Oxley Act of 2002. The Board designated Barry Williams as an "audit committee financial expert" as defined by the Securities and Exchange Commission regulations. The Audit Committee is responsible for CH2M HILL's financial processes and internal control environment, including:

  •
  Reviewing legislative or other changing business environment conditions that could have a noticeable impact on CH2M HILL's financial controls and future operations,

  •
  Reviewing all individual capital expenditure items in excess of $15.0 million and monitoring capital expenditures relative to annual capital plans, and

  •
  Monitoring various financial measurements for CH2M HILL relative to established financial policies.

  •
  Appointing CH2M HILL's independent auditors,

  •
  Reviewing and evaluating the work and performance of CH2M HILL's internal auditors and its independent auditors,

  •
  Establishing procedures for (a) the receipt, retention, and treatment of complaints received by CH2M HILL regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of CH2M HILL of concerns regarding questionable accounting or auditing matters,

  •
  Conferring with CH2M HILL's independent auditors and its internal auditors and financial officers to monitor CH2M HILL's internal accounting methods and procedures and evaluating any recommended changes therefrom, and

  •
  Reviewing the financial statements with management and the independent auditors.

Compensation Committee

        The Compensation Committee met six times during 2012. The Committee has a written charter, which is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Compensation Committee consists entirely of outside independent directors. Its responsibilities include, among other things:

  •
  Determining the senior executive compensation programs, including that of the Chief Executive Officer, and other senior executive officers of CH2M HILL,

  •
  Setting compensation for the Chief Executive Officer in light of the performance evaluation conducted by the Board,

  •
  Providing input to the Chief Executive Officer on compensation of our senior executives,

  •
  Overseeing the CH2M HILL equity based compensation and incentive plans, and

  •
  Managing the succession planning for the Chief Executive Officer.

Committee Role in Determining Director Compensation

        The Committee is responsible for reviewing and recommending compensation for outside directors. It periodically assesses the structure of the compensation for outside directors in relation to director compensation of our peer group companies. The Committee has engaged outside compensation consultants from time-to-time to advise on executive and director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits.

Committee Role in Determining Executive Compensation

        The role of the Compensation Committee in determining executive compensation and the use of compensation consultants is set forth in the Compensation Discussion and Analysis which follows.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

Executive Committee

        The Executive Committee met two times during 2012. The Committee does not have a written charter and serves at the pleasure of our Board based on expressly delegated authority. The Committee is authorized to exercise any powers, subject to certain limitations, of the Board in the management of the business and affairs of CH2M HILL, as delegated by our Board of Directors.

Governance Committee

        The Governance Committee met three times during 2012. The Committee has a written charter, which is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Committee's responsibilities include, among other things:

  •
  Reviewing corporate governance,

  •
  Assessing and recommending to the full Board candidates for nomination of directors,

  •
  Overseeing Board succession planning,

  •
  Establishing and reviewing criteria for Board membership,

  •
  Overseeing the ethics and compliance functions,

  •
  Recommending Board committee assignments, and

  •
  Establishing Board performance objectives and overseeing annual Board evaluations.

Risk Committee

        The Risk Committee met three times during 2012. The Committee has a written charter, which is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Committee's responsibilities include, among other things:

  •
  Reviewing enterprise wide external risks,

  •
  Review of enterprise risks and lessons arising from our project portfolio,

  •
  Review of risks and opportunities related to availability of capital,

  •
  Review of project related risks, and

  •
  Risk evaluation and scenario planning for major disruptive events.

INFORMATION RELATED TO THE BOARD, NOMINEES AND EXECUTIVE OFFICERS

Review, Approval or Ratification of Transactions with Related Persons

        In 2012, CH2M HILL had no related party transactions. Our written Related Party Policy provides that any transaction that exceeds $120,000 between CH2M HILL and any of our directors, executive officers or beneficial owners of at least 5% of our common stock is considered to be a "related party" transaction. The policy also provides that all related party transactions are required to be reviewed by the senior leadership team, including the Chief Executive Officer, Chief Financial Officer and the Chief Legal Officer. The Audit Committee is made aware of any related party transactions.

 SECURITY OWNERSHIP

Security Ownership of Certain Stockholders

        The following table shows the number of shares of our common stock by any person or group known to us as of March 14, 2013, to be the beneficial owner of more than 5% of any of our common stock.

Name and Address of Stockholder	Title of Class	Number of Shares Held	Percent of Class
Trustees of the CH2M HILL Retirement and Tax-Deferred Savings Plan	Common		(1)%
9191 South Jamaica Street
Englewood, CO 80112
Trustee of the CH2M HILL Amended and Restated Deferred Compensation Plan	Common		(2)%
9191 South Jamaica Street
Englewood, CO 80112

(1)
Common shares are held of record by the Trustees for the accounts of participants in the Retirement and Tax-Deferred Savings Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted pro rata in accordance with the voting instructions submitted by all other plan participants.

(2)
Common shares are held of record by the Trustee for the accounts of participants in the CH2M HILL Companies, Ltd. Amended and Restated Deferred Compensation Plan and will be voted as directed by CH2M HILL as the owner of the assets of the trust.

Security Ownership of Directors, Director Nominees and Executive Officers

        The following table sets forth information as of March 14, 2013 as to the beneficial ownership of our equity securities by (a) each director and director nominee, (b) each executive officer listed in the summary compensation table and (c) all of our directors and executive officers as a group. None of the individuals listed below owns directly more than 1% of the outstanding shares of CH2M HILL. As a group, all directors, director nominees, and executive officers own [      ]% of the outstanding shares of CH2M HILL, including stock options exercisable within 60 days of March 14, 2013.

Name of Beneficial Owner	Common Stock Held Directly(1)	Common Stock Held Indirectly(2)	Stock Options Exercisable Within 60 Days	Total Beneficial Ownership
Robert W. Bailey
Malcolm Brinded
Jerry D. Geist
Jacqueline C. Hinman
Charles O. Holliday, Jr.
Michael A. Lucki
John A. Madia
Lee A. McIntire
Gregory T. McIntyre
Michael E. McKelvy
Georgia R. Nelson
Michael A. Szomjassy
Barry L. Williams
All directors, director nominees and executive officers as a group (15 people)

(1)
Includes restricted stock held by directors and executive officers over which they maintain sole voting power but no investment power.

(2)
Includes common stock held through the CH2M HILL Retirement and Tax-Deferred Savings Plan trust and the CH2M HILL Deferred Compensation Plan trust.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. These executive officers, directors and beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by the reporting persons. Based on our records, we believe that all Section 16(a) reporting requirements related to CH2M HILL directors and executive officers were timely fulfilled during 2012, with the exception of an amended Form 4 filed on December 10, 2010 for Mr. Geist who inadvertently failed to initially report the use of shares on September 17, 2012 to cover the tax withholding liability on the distribution of shares from the CH2M HILL Deferred Compensation Plan.

Equity Compensation Plan Information

        The following information is provided as of December 31, 2012 with respect to compensation plans pursuant to which CH2M HILL may grant equity awards to eligible persons. Please see Note 13 to the

Consolidated Financial Statements, contained in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2012 for descriptions of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	2,620,537	(3)	$44.65	17,619,328	(4)
Equity compensation plans not approved by security holders(2)	354,027	(5)	$57.64	—	(6)

Total	2,974,564		$46.20	17,619,328

(1)
The equity compensation plans approved by stockholders include the CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan and the CH2M HILL Companies, Ltd. Payroll Deduction Stock Purchase Plan as amended and restated effective January 1, 2004 (PDSPP).

(2)
The equity compensation plans not approved by stockholders include the CH2M HILL Companies, Ltd. Amended and Restated Short Term Incentive Plan effective January 1, 2012 and the CH2M HILL Companies, Ltd. Amended and Restated Long Term Incentive Plan effective January 1, 2011 as amended and restated on January 1, 2011.

(3)
Includes 2,620,537 of stock options outstanding. These options were granted prior to December 31, 2012.

(4)
Includes 5,859,834 shares reserved for future issuance under the Stock Option Plan and 11,759,494 shares available for purchase under the PDSPP.

(5)
Includes 354,027 shares issued under a long term incentive program paid or to be paid in 2013. These shares were earned in 2010 to 2012.

(6)
Shares available for future issuance under the long term and short term incentive programs (excluding shares reflected in column (a)) are not determinable until the end of each year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (CD&A) provides information about our compensation and benefit programs that were in place for our executive officers for 2012, and explains our compensation philosophy and objectives.

Executive Summary

        CH2M HILL has a pay-for-performance philosophy that seeks to link the interests of the named executive officers with the Company's strategic and operational objectives as well as with those of our stockholders. This philosophy helps guide the Compensation Committee's decisions regarding executive compensation. As a result, approximately 80% of the compensation of our named executive officers is linked to CH2M HILL performance objectives, individual objectives and stock price performance.

        The following elements comprise the total compensation awarded to our named executive officers: base salary, a cash-based annual incentive award, and equity-based long term incentives consisting of common stock, stock options and restricted stock as described below.

  •
  Our compensation programs are designed to attract, motivate, reward, and retain the most talented executives.

  •
  We target all elements of our compensation program to provide compensation opportunity at the median of our peer companies. Actual payouts under these programs can be above or below the median based on CH2M HILL's performance and the executive's individual performance.

  •
  Our long term incentive awards to our named executive officers are aligned directly to the annual goals and performance of CH2M HILL, in line with our "pay-for-performance" philosophy. The awards also help retain executives over time and provide a means by which executives can meet their respective stock ownership guidelines.

        One of our main objectives is to make sure that CH2M HILL's compensation policies and practices for its employees, in general, and its executive officers, in particular, optimize CH2M HILL's performance without encouraging unreasonable risks or incentivizing behavior which may result in a material adverse effect on the Company. The design of our executive compensation programs, which combines short term and long term incentives, places considerable compensation at-risk and aligns executive officers' interests with the interests of the Company's stockholders.

        The named executive officers who appear in the Summary Compensation Table are as follows:

  •
  Lee A. McIntire, President and Chief Executive Officer

  •
  Michael A. Lucki, Senior Vice President and Chief Financial Officer

  •
  Michael E. McKelvy, Senior Vice President and Division President

  •
  Jacqueline C. Hinman, Senior Vice President and Division President

  •
  John A. Madia, Senior Vice President and Chief Human Resources Officer

        The following table summarizes the key elements of our executive compensation program.

Pay Element	Primary Objective	Factors Increasing or Decreasing Reward	Target Pay Position Relative to Peer Group
Base Salary	Pay individuals for their roles, responsibilities, experience and performance	• Performance against objectives • Individual responsibilities and experience level • Competitive pay within the range • Company financial performance	The Committee targets median pay for base salary
Annual Incentive Plan (AIP)	Motivate and reward achievement of annual financial objectives and individual performance goals

•

Company earnings against Annual Business Plan

•

Year-end gross margin backlog against Annual Business Plan

•

Safety, cash flow, overhead cost management and staff development

•

Achievement of individual performance goals

Target median total cash compensation for target performance
Long term Incentives
Long term Incentive Plan (LTIP)	Motivate and reward achievement of long term goals and increasing stockholder value over a three year period	• Three year cumulative earnings growth • Year-end Gross Margin backlog CAGR • Key financial metrics defined each year based on meeting long term strategic goals; cash flow	Total potential value is targeted at market median to provide competitive total direct compensation against our peer group.
Stock Options	Incentivize focus on longer term strategic goals and creation of stockholder value	• Change in stock price
Restricted Stock	Motivate and reward achievement of specified financial goals	• Change in stock price • EBITDA as a % of revenue at the end of a three year performance period
Benefits and Perquisites	Provide benefits to attract and retain executive to be competitive with our peer group	• Position • Years of service	Competitive executive benefits
Change of Control	Bridge to future employment if change of control event occurs and employment is terminated	• None, only paid in the event the executive's employment is terminated in connection with a change of control	Competitive with market benchmarks

Compensation Philosophy and Objectives

        Our compensation philosophy is based on two fundamental principles: competitive market compensation and pay-for-performance. Our compensation programs are designed to attract and retain the most qualified and talented executives and employees in our industry, and to provide incentives that appropriately motivate them to achieve and exceed our short term and long term performance goals, thereby enhancing stockholder value.

  •
  Competitive Market Compensation:  We pay our executives and other employees compensation that is comparable to compensation paid by our industry peers, because the market for qualified executives and employees in our industry is highly competitive. We also evaluate competitive pay practices among general industry for companies of similar size, complexity and performance as certain executives and other senior positions may be drawn from this broader market.

  •
  Pay-for-Performance:   We align the interest of our executives and employees with the interest of our stockholders by paying for performance against agreed upon goals that tie with CH2M HILL's short and long term objectives and strategic plans. We place a substantial portion of our executive officers' compensation at-risk, where total compensation over time depends on each executive's performance against established goals and on the overall performance of the Company. Furthermore, a portion of all executives' compensation is provided in the form of CH2M HILL stock, stock options and restricted stock, which tie the total value of the compensation opportunity to CH2M HILL's overall stock performance.

        We review our compensation philosophy and objectives annually in light of our performance against our goals and performance of our peer companies. This process takes into account market risks and opportunities as well as the economic environment. We revise our compensation objectives, as appropriate, to focus on our strategic goals and objectives.

Role of the Board of Directors in Establishing Compensation

        Our Board of Directors delegated the responsibility for oversight of executive officers' compensation to its Compensation Committee. The Committee establishes total compensation for the Chief Executive Officer based on his performance, the Company's performance, and input the Committee receives from its compensation consultants. The Committee also reviews the CEO's compensation recommendations for other executive officers, establishes (based on market data provided by its compensation consultants) compensation for outside members of the Board of Directors, and considers and approves the equity-based incentive compensation plans that CH2M HILL uses to implement its compensation philosophy.

        In 2012, the Committee reviewed Mr. McIntire's 2012 total compensation against market data provided by its compensation consultants, considered Mr. McIntire's performance for the year and CH2M HILL's performance overall, and set Mr. McIntire's compensation, as presented in the Summary Compensation Table.

        The Compensation Committee reviews the competitiveness of CH2M HILL's executive compensation programs annually compared to that of executives in similar positions with companies we compete with in our industry and geographic markets. The competitive compensation comparison includes the peer group data, and published survey data for both our specific industry and general industry using companies of similar size and complexity.

        The Compensation Committee reviews executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation that exceeds $1,000,000 for certain executive officers. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code; however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M HILL. The Committee reviews this policy on an ongoing basis.

Role of Stockholder Say-on-Pay Votes

        CH2M HILL provided stockholders a non-binding advisory "say-on-pay" vote on its executive compensation at its 2011 annual meeting of stockholders. Stockholders overwhelmingly supported the compensation of our executive officers as disclosed in the proxy statement for the 2011 meeting, with the proposal receiving support of approximately 90.5% of the votes cast. Following the 2011 say-on-pay vote, the Compensation Committee evaluated the results of the vote and considered other factors in evaluating CH2M HILL's executive compensation policies and practices for 2011, including the relationship of the CH2M HILL compensation programs to the company's business objectives for the year, a review of peer group data and the evaluation of CH2M HILL's compensation programs by its compensation consultant. Based on these considerations, including the vote results from the say-on-pay vote, the Compensation Committee determined that our stockholders support our executive compensation policies and practices and therefore, the Committee did not implement changes to our compensation program as a result of the vote. For the same reasons, the Compensation Committee did not make any changes for 2012 as a result of the 2011 vote. The Committee will continue to consider the outcome of future say-on-pay votes when making future executive compensation decisions.

Role of Management in Establishing Compensation

        CH2M HILL's Chief Executive Officer reviews compensation data and analysis for his direct reports, including all executive officers based on the information provided to him by CH2M HILL's Human Resources compensation staff and the compensation consultants. He considers each component of executive compensation and determines how these components should be used to provide appropriate total compensation that motivates executive officers to optimize CH2M HILL's short term and long term operations and financial results in the best interest of CH2M HILL's stockholders. The CEO then provides an overview of performance and accomplishments for each executive officer and makes recommendations to the Compensation Committee about compensation levels and structure he deems appropriate.

Role of Compensation Consultants

        The Compensation Committee has the authority to retain the services of outside compensation consultants to assist in the performance of its responsibilities. In 2012, the Compensation Committee retained the services of Sibson Consulting ("Sibson"). At the request of the Committee, Sibson updated the annual compensation assessment for the CEO and other executive officers. The review provides a comprehensive assessment of the various components of our executive compensation programs against relevant market compensation data and our peer companies (as further discussed below), and provided the Committee with a recommended compensation range for our CEO and reference compensation ranges for our other executive officers. The Compensation Committee used this information to consider and set compensation for the CEO and to review the CEO's recommendations for other executive officers' compensation. As part of this process, Sibson also provided to the Committee compensation survey data for other key executives and managers at peer companies, which are used by the Company in considering compensation levels. In 2012, Sibson was engaged to, among other things, analyze projected compensation opportunities against delivered results for the performance provisions relating to the restricted stock grants and to review metrics associated with the Long Term Incentive Plan. In addition, Sibson was also engaged in 2012 to provide a total compensation review for our executive officers, including review of the Supplemental Executive Retirement and Retention Plan. Sibson also provided a review of competitive compensation for CH2M HILL's outside directors in 2012 and a summary of "say-on-pay' advisory votes for CH2M HILL's peer group companies. We paid Sibson approximately $236,000 for work performed in 2012.

        In 2012, the Compensation Committee carefully considered Sibson's independence and all the services that Sibson provides to CH2M HILL's management, such as benchmarking surveys for senior management roles and consulting regarding overall incentive strategy. The Committee determined that Sibson's services to the Company did not impair its independence because of the value of compensation that Sibson derives from such services was not significant. In addition, in September

2012, the Compensation Committee analyzed Sibson's work and determined it did not raise any conflicts of interest.

Benchmarking

        The Compensation Committee uses market data as the primary tool in establishing compensation for the Chief Executive Officer and the Board of Directors, and in reviewing the CEO's recommendations for compensation of other executive officers. In establishing 2012 compensation, the Compensation Committee reviewed total compensation information of twelve peer companies as evaluated and recommended by the compensation consultant to the Committee. In considering which companies to include as its reference companies in this review, the Committee instructed Sibson to select companies that compete with CH2M HILL for executive talent in our industry and our geographic markets. Sibson provides an independent assessment of the peer group annually and recommends changes as appropriate, while recognizing the importance of year-over-year continuity. The Committee believes that the reference group of peer companies is appropriate for its compensation analysis. The full list of reference companies used in compensation considerations in 2012 is provided below.

Peer Companies

• AECOM	• Jacobs Engineering Group, Inc.
• The Babcock & Wilcox Co.	• KBR, Inc.
• Chicago Bridge & Iron Co.	• McDermott International, Inc.
• Emcor Group, Inc.	• Shaw Group, Inc.
• Fluor Corporation	• Tetra Tech Inc.
• Foster Wheeler Ltd.	• URS Corporation

        The Committee reviewed the available compensation and financial performance data for each of the peer companies and, with assistance of the independent compensation consultant, established that, for 2012, the appropriate market compensation range for our executive officers was between 7% below and 16% above the median compensation of the peer companies. The CEO's target total direct compensation (salary plus short and long term incentives) is 98% of the peer group median and 102% of the general industry survey median; while the named executive officers in the aggregate were within 1% of market median for both comparisons. As advised by the independent compensation consultant, a competitive range for any executive is plus or minus 15% of the median to account for differences in qualifications, experience and performance of our executives.

Elements of Compensation

        The total compensation package for our executive officers consists of the following components:

  •
  Base Salary—provides our executive officers with competitive base pay that is appropriate for their position in the Company and level of experience

  •
  Short Term Incentive Compensation—provides incentives to our executive officers (and other employees) to focus on achieving our annual business plan and other quantitative and qualitative goals relevant for the current year

  •
  Long Term Incentive Compensation—designed to incentivize our executive officers (and other senior leaders) to achieve our quantitative and qualitative objectives over a three year period that relate to our multi-year strategic plan (called the long term incentive program) and through equity participation in CH2M HILL's financial success by providing executives stock option and restricted stock grants designed to align our executives' interest with that of stockholders

  •
  Benefits, Retirement, Retention and Perquisites—designed to assure market compensation, create longer term ties to the Company and aid in retention of existing executive officers and recruiting of new executives

2012 Average Pay Mix

        The key components of compensation for the Chief Executive Officer and named executive officers are shown below.

Chief Executive Officer:

Other named executive officers:

        Please note that "fixed" compensation refers to base salary and "variable" compensation refers to performance based pay, which is the aggregate of stock, bonus and options shown in the first chart.

        The Compensation Committee does not have a policy to achieve or to maintain any particular ratio or weighting among the elements of compensation. Instead, the Committee considers the qualitative balance among all compensation components against our compensation philosophy and performance objectives each year and makes its decisions accordingly.

        We believe that by creating a total compensation package for executive officers that combines short term and long term incentives and equity compensation, we align their interests with the interests of CH2M HILL and its stockholders. We review our performance against our peer group of companies as a factor in determining our executive officers' total compensation. We also believe our pay-for-performance model appropriately motivates performance and encourages appropriate risk taking, while encouraging retention. As our financial performance increases relative to our performance goals, the executive officers' potential for additional compensation under our short and long term incentive programs increases as well. If our performance does not meet our goals, total compensation falls and incentive compensation may be reduced to zero.

Base Salary

        We provide our executive officers with base salary that we believe is appropriate for their roles, responsibilities and experience and is within a competitive market range, as determined by the Compensation Committee with input from its independent compensation consultant. The actual base salary is based on the experience of each executive officer, as well as the complexity and financial and strategic impact of his or her role.

        In December 2012, the base salaries of the executive officers were adjusted to reflect their respective individual performance and the performance of CH2M HILL, and also to align the base salaries of some of the executive officers and senior operations executives with market compensation for their respective roles. The base salary increases made in December 2012 for executive officers ranged between 0% and 3% depending on each individual executive's performance and based on market comparative data.

Short Term Incentive Compensation

        Our short term incentive awards provide our executives with the ability to earn an annual incentive, based on the Company's performance, their respective business unit's performance, and their individual performance. Annual goals are established during the first quarter of each year and monitored throughout the year. The 2012 short term performance goals were based on an earnings target and year end gross margin backlog for the Company and each executive officers' respective business unit (where appropriate), modified by an increase or decrease of up to 20% based on the result of safety, cash flow, overhead cost management, and management of human capital (people development) performance measures. The short term incentive awards are paid in cash in keeping with market practice of our reference group of peer companies.

        The 2012 short term incentive program's target for each named executive officer is based on the percentage of the officer's base salary set forth below:

• Lee A. McIntire	125%
• Michael A. Lucki	80%
• Michael E. McKelvy	80%
• Jacqueline C. Hinman	80%
• John A. Madia	65%

        The short term incentive goals for executive officers were weighted 60% based on each executive officer's business unit's performance, where appropriate, and 40% on the Company's overall performance. Short term compensation for the CEO, CFO and CHRO was based 100% on CH2M HILL's overall performance against annual business plan goals aligned to our short term incentive program. CH2M HILL's incentive performance in 2012 was up 1.0% year-over-year. As a result, the payouts for executive officers reflected actual performance against the above targets and ranged between 84% and 105% of target.

Long Term Incentive Compensation

        The long term component of our incentive compensation for executive officers is intended to reward our executive officers and other senior leaders for achieving CH2M HILL's long term goals and increasing stockholder value. Long term incentive compensation is intended to motivate our executives to focus on long term goals, to reward and retain top talent and to help our executives meet their

Executive Stock Ownership Guidelines. Long term incentive mix depends upon the job level of each executive.

        There are three components that comprise long term compensation. They consist of:

  •
  Long Term Incentive Plan which is paid out in a mix of cash and common stock or 100% in common stock,

  •
  Stock options, and

  •
  Restricted stock

  Long Term Incentive Plan (LTIP)

        In 2012, our executive officers received payments under the 2009 Long Term Incentive program. The program paid incentives based on CH2M HILL's performance against goals established in 2009 for the 2009-2011 performance period. The goals, as approved by the Compensation Committee of the Board, include an earnings growth goal. In addition, payouts for the 2009 program were increased or decreased by 50% collectively based on the achievement of two supplemental goals which are (1) international gross margin and (2) a compounded annual growth rate of CH2M HILL common stock over a three year performance period. These goals are in line with CH2M HILL's strategic objectives. At the February 2012 Compensation Committee meeting, the Committee confirmed that the 2009 goals were completed at a performance level that justified a 200% payout level. The long term incentive awards for the 2009 program were paid in 100% CH2M HILL common stock in March of 2012.

        On March 8, 2013, our executive officers received payments under the 2010 Long Term Incentive program. The program paid incentives based on CH2M HILL's performance against goals established in 2010 for the 2010-2012 performance period. The goals, as approved by the Compensation Committee of the Board, include an earnings growth goal. In addition, payouts for the 2010 program were increased or decreased by 20% based on the achievement of a specified project investment ratio relating to effective cash management. In addition, the incentive opportunity under the 2010 program is subject to an individual modifier which can be applied to reduce the amount of the award. At the February 2013 Compensation Committee meeting, the Committee confirmed that the 2010 goals were completed at a performance level that justified a 174.8% payout level. The long term incentive awards for the 2010 program were paid in March of 2013, in 100% CH2M HILL common stock. This change was made to further align interests of our executives with our stockholders.

        In 2012, the executive officers also received the opportunity to earn long term incentive compensation payable in 2015 based on their performance during the 2012-2014 performance period. The performance targets approved by the Compensation Committee for the 2012 Long Term Incentive Program were based on a cumulative earnings growth goal for the Company as well as a year end gross margin backlog compounded annual growth rate goal. In addition, the incentive opportunity under the 2012 program is subject to an individual modifier which can be applied to reduce the amount of the award. This award is expected to be paid in 100% CH2M HILL common stock.

        The 2012 Long Term Incentive Program's target for each named executive officer is based on the percentage, set forth below, of the officer's base salary, with each executive having an opportunity to earn up to 200% of these targets based on the Company's performance during the 2012-2014 performance period:

• Lee A. McIntire	230%
• Michael A. Lucki	95%
• Michael E. McKelvy	90%
• Jacqueline C. Hinman	80%
• John A. Madia	75%

        Consistent with our pay-for-performance philosophy, the LTIP provides the Compensation Committee with discretion to reduce actual payouts to ensure that one operational performance goal is not achieved at the expense of other important strategic objectives.

  Stock Options

        Stock options are granted to our executives to provide an attractive incentive to focus on our longer term strategic goals and create stockholder value. Our stock option grants are made with the strike price equal to our stock value in effect at the time of the grant, vesting over a three year period in 25%, 25% and 50% increments each year all with an expiration date of five years from the date of grant. Although we are required to reflect compensation expense for stock options pursuant to applicable accounting rules, the granted stock options only have realized value to the executive to the extent that the CH2M HILL stock price actually increases during the term of the stock options. The stock options granted in 2012 to our named executive officers are disclosed in the Summary Compensation Table.

  Restricted Stock

        Restricted stock is granted to motivate and reward our executives for the achievement of specified financial goals. Restricted stock granted in 2012 to our named executive officers is disclosed in the Summary Compensation Table. The grants provided to our executives in 2012 include a performance metric. The restrictions on these grants lapse at the end of a three year period in 2015 and the award will be increased or decreased at that time based on the achievement of a performance goal. The performance goal is a specified three-year EBITDA (earnings before interest, taxes, depreciation and amortization) as a percentage of revenue goal. If the goal is met the named executive officer will receive 100% of the target amount awarded. The award can be adjusted from 75% to 125% of the awarded amount based on actual results.

        The Compensation Committee approved restricted stock grants in 2013 to our executive officers which includes this performance metric. The restrictions lapse at the end of the three year performance period from the date of grant and the initial grant award may be adjusted up or down based on the achievement of a specified EBITDA goal.

Benefits, Retirement, Retention and Perquisites

        Our executive officers are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in our medical, dental and life insurance plans, and disability insurance programs. In addition to these general benefits, we offer financial planning consulting, executive physicals, and country club memberships for a few of our executive officers whose health and well being is essential to the well being of CH2M HILL. Country club memberships are only a partial perquisite since they serve as a vehicle for client and community leader networking. In keeping with our philosophy of market competitive and pay-for-performance compensation, we have historically provided only modest executive benefits and perquisites and have not viewed these forms of compensation as a substantial part of the overall executive officers' compensation framework.

        One special benefit that we provide to certain of our executive officers is our Supplemental Executive Retirement and Retention Plan (SERRP). The SERRP is a non-qualified defined contribution plan under which CH2M HILL provides pre-tax contributions to certain executive officers that they can utilize only upon retiring with the Company at age 65 or thereafter. The plan provides those who are invited to participate in the plan with added incentives to continue in the service of the Company by providing an attractive retirement benefit. The SERRP is a part of our competitive market compensation strategy and it allows us to attract and retain executive officers and other senior executives. The company contribution to each participant's SERRP (except Mr. McIntire) is 25% of base salary and short term incentives. Mr. McIntire's company contribution is 60% of his base salary and short term incentives. During the life of the SERRP the contribution levels may be set differently for different participants and at different percentages of base salary and short term incentives, as determined by the Compensation Committee.

        In addition, CH2M HILL provides for a payment of five times base salary (pre-tax) in a lump sum to the beneficiary of select CH2M HILL executives (including the named executive officers) upon his or her death. This is a pre-retirement employment benefit similar to term life insurance while the executive remains a CH2M HILL employee.

Mr. McKelvy Compensation for 2012

        In February 2012, Mr. McKelvy received an adjustment to his compensation to align his total compensation with other senior executives at CH2M HILL and with the market for his position. As a result of the adjustments described below, Mr. McKelvy's target compensation for 2012 was closer in line to the peer group median. Mr. McKelvy received (1) a special increase of 9.7% to align his base salary, (2) one-time discretionary cash payment in the amount of $100,000, (3) an adjustment to his long term incentive opportunity from 80% to 90%, and (4) special one-time restricted stock grant on February 23, 2012 of 4,385 shares which vests in 50% increments on each of the first and second year anniversary of the date of grant. These adjustments were approved by the Compensation Committee.

Executive Stock Ownership Guidelines

        CH2M HILL's Board of Directors has established stock ownership guidelines for our senior executives. The guidelines are intended to encourage management to own a meaningful amount of CH2M HILL stock and therefore align individual financial goals with our Company's success. Executives will achieve their recommended levels of ownership within five years of being promoted into a role or assuming a new position which is subject to the guidelines. The CEO will review each participant's progress toward compliance with the guidelines and report to the Compensation Committee on the compliance status. The Committee reviews the executive stock ownership guidelines from time to time.

        The following table sets forth the current stock ownership guidelines as approved by the Compensation Committee:

Position	Stock Ownership (as a multiple of Annual Base Salary)
Chief Executive Officer	Five Times Salary
Chief Operating Officer	Four Times Salary
Other Named Executive Officers	Three Times Salary
Other Senior Executives	Two Times Salary

Change of Control and Post-Termination Compensation

        Our CEO and each of the other named executive officers are party to a change of control agreement with the Company. Under the change in control agreements, CH2M HILL will provide each named executive officer with the following benefits in the event of termination of their employment (actual or constructive and other than for cause) by CH2M HILL or its successor in interest within twenty-four months of a change of control:

  •
  For the CEO and very few select senior executives, lump-sum payments in the amount equal to 2.99 times the sum of (a) annual base salary in effect at the time the change of control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan;

  •
  Continuation of health benefits for a period equal to the period the executive would be entitled to continuation coverage under a group health plan of CH2M HILL following the date of termination;

  •
  Immediate vesting of all options, restricted stock and other incentive grants and long term incentive pay;

  •
  Immediate vesting in all retirement plans;

  •
  Pro-rata payout of amounts payable under the short term incentive plan for the year of termination; and

  •
  Pro-rata payout of amounts payable under the long term incentive programs, as appropriate.

        For purposes of the change of control agreements, a "change of control" is defined generally to include:

  •
  Acquisition of 50% (or more) of the fair value of the CH2M HILL stock;

  •
  Acquisition of 30% (or more) of the voting securities of CH2M HILL;

  •
  A change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during the course of one year;

  •
  Liquidation or dissolution of CH2M HILL, or direct or indirect sale or other disposition of all or substantially all of the assets of CH2M HILL.

Risks Inherent in Compensation Structure

        CH2M HILL's management considered CH2M HILL's compensation policies and practices for its executive officers and employees, in general, and determined that these policies and practices are not reasonably likely to have a material adverse effect on the Company. CH2M HILL believes that the design of the executive compensation that combines short term and long term incentives places considerable compensation at-risk, and aligns executive officers' interests with the interests of the Company's stockholders; thus, creating the environment that encourages executive officers and other key employees to carefully balance risks and rewards for the Company and not to assume unreasonable risks.

        CH2M HILL carefully reviewed all elements of executive compensation to determine whether any components of compensation encourage excessive risk taking and concluded that:

  •
  Goals are appropriately set to avoid targets that, if not achieved, would result in undue loss of compensation,

  •
  Rolling three-year performance targets discourage short term risk taking and encourage longer term view,

  •
  Substantial equity component of compensation and ownership guidelines discourages excessive risk taking, and

  •
  Significant portion of at-risk compensation focused on longer term strategic results creates appropriately measured approach to risk taking.

        Further, as described elsewhere in the Compensation Discussion and Analysis, the overall compensation decisions include subjective considerations, which prevent a formulaic approach to compensation setting and do not drive unreasonable short term focused business and risk taking decisions.

Report of the Compensation Committee

        We evaluate and establish compensation for CH2M HILL's executive officers and oversee the deferred compensation and equity based compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for CH2M HILL's financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this report. We are satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Compensation Committee:
Jerry D. Geist, Chairman
Malcolm Brinded
Charles O. Holliday, Jr.
Georgia R. Nelson
Barry L. Williams

SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding total compensation for the three one-year periods ended December 31, 2012, 2011, and 2010, which includes required disclosures for our CEO, CFO and the other three most highly compensated executive officers of CH2M HILL.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Lee A. McIntire	2012	1,150,011	1,202,469	4,595,170	313,698	—	—	735,467	7,996,815
President and Chief Executive Officer	2011	1,098,085	1,301,452	5,250,000	327,356	—	—	755,408	8,732,302
	2010	1,042,143	1,411,594	1,564,290	111,752	517,860	—	442,793	5,090,432
Michael A. Lucki	2012	577,512	444,432	144,375	121,175	—	—	99,111	1,386,605
Senior Vice President and Chief Financial Officer	2011	551,072	1,136,987	137,500	163,678	—	—	48,632	2,037,869
	2010	91,667	—	1,000,232	—	—	—	251	1,092,150
Michael E. McKelvy	2012	555,395	535,389	1,017,240	86,449	—	—	156,096	2,350,569
Senior Vice President	2011	500,588	392,817	812,500	119,039	—	—	236,900	2,061,844
	2010	478,199	497,088	516,187	40,440	154,125	—	168,396	1,854,435
Jacqueline C. Hinman(1)	2012	475,010	397,338	586,625	79,737	—	4,348	336,429	1,879,487
Senior Vice President	2011	414,910	390,703	600,000	98,204	—	1,980	294,165	1,799,962
John A. Madia(1)	2012	413,504	259,420	553,650	52,061	—	—	132,220	1,410,855
Senior Vice President & Chief Human Resources Officer

(1)
Ms. Hinman became one of our three other most highly compensated executive officers in 2011 and her 2010 compensation is not included. Mr. Madia became one of our three other most highly compensated executive officers in 2012 and his 2011 and 2010 compensation is not included.

(2)
Bonus amounts in column (d) for fiscal year 2012, 2011 and 2010 consist of bonuses earned under the short term incentive plan and discretionary bonuses paid to Messrs. McKelvy and Lucki as described below. The short term incentive awards were paid 100% in cash.

  The following table provides a summary of the bonuses earned during the years ended December 31. Mr. McKelvy received a one-time discretionary cash payment of $100,000 in 2012. Mr. Lucki's discretionary bonus consists of a $600,000 incentive payment for joining CH2M HILL in November 2010 and a $100,000 payment for relocation purposes.

	Short Term Incentive Plan ($)			Discretionary ($)			Total ($)
Name	2012	2011	2010	2012	2011	2010	2012	2011	2010
Lee A. McIntire	1,202,469	1,301,452	1,411,594	—	—	—	1,202,469	1,301,452	1,411,594
Michael A. Lucki	444,432	436,987	—	—	700,000	—	444,432	1,136,987	—
Michael E. McKelvy	435,389	392,817	497,088	100,000	—	—	535,389	392,817	497,088
Jacqueline C. Hinman	397,338	390,703	—	—	—	—	397,338	390,703	—
John A. Madia	259,420	—	—	—	—	—	259,420	—	—
(3)
Amounts in column (e) represent stock issued in connection with the short term and long term incentive plans, as well as restricted stock awards. For 2010, the long term incentive award was paid 40% in cash and 60% in common stock and 100% in stock for the 2011 and 2012 awards. The cash portion of the long term incentive plan award is presented in Non Equity Incentive Plan Compensation column (g).

The following table provides a summary of the stock awards earned during the years ended December 31:

	STIP Awards ($)			LTIP Awards ($)			Restricted Stock Awards ($)(i)			Total Stock Awards ($)
Name	2012(ii)	2011(ii)	2010	2012	2011	2010	2012	2011	2010	2012	2011	2010
Lee A. McIntire	—	—	—	4,221,420	4,975,000	776,790	373,750	275,000	787,500	4,595,170	5,250,000	1,564,290
Michael A. Lucki	—	—	—	—	—	—	144,375	137,500	1,000,232	144,375	137,500	1,000,232
Michael E. McKelvy	—	—	—	664,240	712,500	231,187	353,000	100,000	285,000	1,017,240	812,500	516,187
Jacqueline C. Hinman	—	—	—	491,625	517,500	—	95,000	82,500	—	586,625	600,000	—
John A. Madia	—	—	—	491,625	—	—	62,025	—	—	553,650	—	—

(i)
Amounts represent the aggregate grant date fair value of all restricted stock awards granted in the year shown. CH2M HILL calculates these amounts in accordance with U.S. GAAP. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant.

(ii)
The 2012 and 2011 short term incentive plan awards were paid 100% in cash and the 2010 award was paid part cash and part stock.
(4)
Amounts represent the aggregate grant date fair value of all awards granted in the year shown. CH2M HILL calculated these amounts in accordance with U.S. GAAP. Please see Note 13 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2012, regarding the assumptions underlying the valuation of stock option awards.

(5)
This column represents the cash portion of the long term incentive plan awards. Please refer to Note 3 above for further information about the stock portion of the long term incentive plan awards included in the Stock Awards column. The 2009, 2010 and 2011 long term incentive plan awards were paid on March 12, 2010, March 25, 2011, and March 9, 2012, respectively.

(6)
Amounts shown reflect the actuarial change in the present value of accrued benefits under the frozen defined benefit pension plan for Ms. Hinman. Amounts were calculated using interest rates and mortality assumptions consistent with those used in CH2M HILL's 2012, 2011 and 2010 consolidated financial statements. Please refer to Note 14 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2012 regarding the assumptions underlying the valuation of pension benefits.

(7)
Amounts shown for 2012, 2011 and 2010 include:

	Foreign Service Income ($)(i)			Perquisites and Other Personal Benefits ($)(ii)			Registrant Contributions to Deferred Compensation Plans ($)(iii)			Registrant Contributions to Defined Contribution Plans ($)			Insurance Premiums ($)			Tax Reimbursement ($)			Total Other Compensation ($)
Name	2012	2011	2010	2012	2011	2010	2012	2011	2010	2012	2011	2010	2012	2011	2010	2012	2011	2010	2012	2011	2010
Lee A. McIntire	—	—	—	10,374	10,072	9,784	697,158	717,547	405,830	13,178	13,243	12,838	7,524	7,524	7,519	7,233	7,022	6,822	735,467	755,408	442,793
Michael A. Lucki	—	—	—	—	4,825	—	83,916	27,423	—	10,800	7,539	—	4,395	5,481	251	—	3,364	—	99,111	48,632	251
Michael E. McKelvy	—	—	—	6,565	6,280	6,040	132,668	210,453	131,255	10,358	14,178	6,971	1,952	1,610	1,610	4,553	4,369	22,520	156,096	263,900	168,396
Jacqueline C. Hinman	207,929	99,795	—	6,530	6,280	—	102,330	165,770	—	13,178	15,573	—	1,176	900	—	4,286	5,847	—	336,429	294,165	—
John A. Madia	—	—	—	285	—	—	109,330	—	—	13,178	—	—	4,874	—	—	4,553	—	—	132,220		—

(i)
Foreign service income includes compensation for tax equalization payments, housing and travel allowances, and other related items earned while on foreign assignment.

(ii)
Except as otherwise stated below, the amounts shown reflect financial planning consulting fees. If no amount is shown, it is because the amount attributable to each perquisite or benefit does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by the named executive officer.

(iii)
The amounts shown in this column represent the vested portion of the amount included in the Nonqualified Deferred Compensation Table.

GRANTS OF PLAN BASED AWARDS IN 2012

											Grant Date Fair Value of Stock and Option Awards ($)(5)
								All Other Stock Awards; Number of Shares of Stock or Units (#)(3)	All Other Option Awards; Number of Shares of Stock or Units (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)
	Grant Date
Name		Threshold($)	Target($)	Maximum($)	Threshold($)	Target($)	Maximum($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Lee A. McIntire	2/9/2012	—	1,437,500	2,875,000	1,322,500	2,645,000	5,290,000	6,556	49,469	57.01	313,698
Michael A. Lucki	2/9/2012	—	462,000	924,000	274,313	548,625	1,097,250	2,532	18,993	57.01	121,175
Michael E. McKelvy	2/9/2012	—	452,000	904,000	231,750	463,500	927,000	6,193	13,550	57.01	86,449
Jacqueline C. Hinman	2/9/2012	—	380,000	760,000	190,000	380,000	760,000	1,666	12,498	57.01	79,737
John A. Madia	2/9/2012	—	280,775	537,550	155,063	310,125	620,250	1,088	8,160	57.01	52,061

(1)
Information set forth reflects the short term incentive plan opportunities that were granted in 2012 and will be paid 100% in cash.

(2)
Information set forth reflects long term incentive program opportunities that were granted in 2012. The 2012 program will be paid out on or after the three year award period ending December 31, 2014. The payment of the awards will be 100% in common stock, valued at the date of payment.

(3)
Information set forth reflects restricted stock grants made in 2012.

(4)
Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

(5)
Grant date fair value of stock and option awards was calculated in accordance with U.S. GAAP. The grant date fair value is reflected in the Summary Compensation Table in the year it is recognized. See Note 13 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2012, regarding the assumptions underlying the valuation of stock awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

	Option Awards						Stock Awards
Name	Grant Date MM/DD/YY	Number of securities Underlying Unexercised Options Exercisable (#)(1)	Number of securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised (#)	Option Exercise Price ($)	Option Expiration	Number of shares or Units of Stock that have not vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Lee A. McIntire	2/12/2010	—	8,098	—	40.52	2/12/2015	41,873	2,289,201	—	—
	2/16/2011	—	33,088	—	46.75	2/16/2016
	2/9/2012	—	49,469	—	57.01	2/19/2017
Michael A. Lucki	2/16/2011	5,515	16,544	—	46.75	2/16/2016	12,787	699,067	—	—
	2/9/2012	—	18,993	—	57.01	2/9/2017
Michael E. McKelvy	2/13/2009	5,000	—	—	31.10	2/13/2014	18,364	1,003,987	—	—
	2/12/2010	2,931	2,930	—	40.52	2/12/2015
	2/16/2011	4,011	12,032	—	46.75	2/16/2016
	2/9/2012	—	13,550	—	57.01	2/9/2017
Jacqueline C. Hinman	2/16/2011	3,309	9,926	—	46.75	2/16/2016	9,431	515,597	—	—
	2/9/2012	—	12,498	—	57.01	2/9/2017
John A. Madia	2/9/2012	—	8,160	—	57.01	2/9/2017	7,869	430.215	—	—

(1)
Stock options are granted at an exercise price equal to the fair value of CH2M HILL's common stock at the date of grant. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

(2)
Vesting dates for the restricted stock are as follows: Mr. McIntire's 19,435 shares vest on 2/12/2013, 5,882 shares vest on 2/16/2014, 10,000 shares vest on 5/7/2016, and 6,556 shares vest on 2/9/2015; Mr. Lucki's 7,313 shares vest on 11/12/2013, 2,941 shares vest on 2/16/2014, and 2,532 shares vest on 2/9/2015; Mr. McKelvy's 7,033 shares vest on 2/2/2013, 2,140 shares vest on 2/16/2014, 3,000 shares vest on 3/9/2024, 2,193 shares vest on 2/23/2013 and 2,193 shares vest on 2/13/2014; Ms. Hinman's 3,123 shares vest on 2/12/2013, 1,877 shares vest on 2/17/2013, 1,765 shares vest on 2/16/2014, 1,000 shares vest on 8/27/2026, and 1,666 shares vest on 2/16/2014; . and Mr. Madia's 3,054 shares vest on 2/12/2013, 2,801 shares vest on 8/7/2013, 926 shares vest on 2/16/2014, and 1,088 shares vest on 2/9/2015.

(3)
Market value is calculated based on the fair value of the Company's stock at December 31, 2012.

OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Lee A. McIntire	20,329	201,714	—	—
Michael A. Lucki	—	—	7,170	391,984
Michael E. McKelvy	5,000	101,450	—	—
Jacqueline C. Hinman	2,700	97,470	—	—
John A. Madia	—	—	2,804	155,963

(1)
Represents the difference between the exercise price and the fair value of the common stock on the date of exercise. It is not the grant date fair value or recognized compensation expense disclosed in other tables in this proxy statement.

(2)
Represents the number of shares vested times the fair value of our common stock on the date the shares vest. It is not the grant date fair value or recognized compensation expense disclosed in other tables in this proxy statement.

PENSION BENEFITS AS OF DECEMBER 31, 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Jacqueline C. Hinman	CH2M HILL Pension Plan (Defined Benefit Plan)	6	16,841	—

(1)
Amounts shown reflect the actuarial present value of the named executive officer's benefits under all pension plans established by CH2M HILL determined using interest rates and mortality assumptions consistent with those used in CH2M HILL's 2012 consolidated financial statements.

        Ms. Hinman is a participant in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to one percent of the average highest base compensation over the last five years (up to $150,000) through 1991, multiplied by years of credited benefit service prior to 1992, plus one percent of each year's base compensation (up to $150,000) for each year of credited benefit service from January 1, 1992 through December 31, 1993. CH2M HILL Pension Plan benefits were frozen as of December 31, 1993.

        Messrs. McIntire, Lucki, McKelvy and Madia are not participants in a company sponsored pension plan.

NON-QUALIFIED DEFERRED COMPENSATION AS OF DECEMBER 31, 2012

Name	Aggregate Balance at Beginning of Year ($)	Executive Contribution During Year ($)	Registrant Contribution During Year ($)(1)(2)	Aggregate Earnings During Year ($)(3)	Aggregate Withdrawals/ Distributions During Year ($)	Aggregate Balance at End of Year ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Lee A. McIntire	5,424,546	116,500	1,631,998	635,254	—	7,808,298
Michael A. Lucki	184,757	40,629	334,880	38,436	—	598,701
Michael E. McKelvy	1,003,180	70,622	314,728	68,582	—	1,457,112
Jacqueline C. Hinman	941,814	162,148	281,972	69,287	—	1,455,221
John A. Madia	492,097	160,348	226,071	52,648	—	931,164

(1)
Vested portion of company contributions in this column are also reported as compensation in column (i) of the Summary Compensation Table.

(2)
Effective January 1, 2009, CH2M HILL amended and restated the Deferred Compensation Retirement Plan to form the SERRP. The SERRP is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act. Under this plan, each participant's account consists of various contributions made to the account by CH2M HILL on behalf of the participant.

(3)
Aggregate earnings are not included in the Summary Compensation table because the earnings are not above market or preferential in nature.

(4)
Vested balances are as follows: Mr. McIntire—$2,753,474; Mr. Lucki—$211,334; Mr. McKelvy—$578,267; Ms. Hinman—$740,437; Mr. Madia—$473,864.

        Messrs. Lucki, McIntire, McKelvy, Madia and Ms. Hinman are participants in the Deferred Compensation Plan (DCP) and received company contributions. CH2M HILL contributed 5.28% of 2012 base pay in excess of the IRS limitation on compensation for qualified plans, which during 2012 was $245,000, as well as 5.28% of 2011 Annual Incentive Plan (AIP) awards (earned in 2011 and paid in 2012). If the executive officers deferred a portion of their own 2012 base salary and 2011 AIP awards equal to the company contributions described above, CH2M HILL matched these contributions for a total of 10.56% of 2011 base pay in excess of the IRS limitation on compensation for qualified plans and 10.56% of 2010 AIP awards. CH2M HILL may also make additional discretionary company contributions into the Plan.

        Participants are 100% vested at all times on deferrals and earnings on deferrals. Company contributions to the DCP made prior to January 1, 2011, and the earnings thereon, become 100% vested after the earlier of: (a) completion of six years of vesting service, (b) attainment of age 65, or (c) attainment of age 55 and completion of five years of vesting service. Prior to completion of any of the above events, company contributions made prior to January 1, 2012 vest according to the schedule below:

Years of Vesting Service	Vested %
Less than 2 years	0%
More than 2 but less than 3 years	20%
More than 3 but less than 4 years	40%
More than 4 but less than 5 years	60%
More than 5 but less than 6 years	80%
6 or more years	100%

Company contributions made after January 1, 2012 vest when the employee qualifies for retirement or as otherwise determined by the Compensation Committee.

        The CH2M HILL Deferred Compensation Plan serves two purposes. It allows CH2M HILL the opportunity to provide a company match for compensation deferrals made by highly compensated employees whose 401(k) Plan contributions are limited by the Employee Retirement Income Security Act. It is also used by CH2M HILL to provide additional retirement benefits for certain of its senior executives at levels to be determined from time-to-time by the Board of Directors. The deferred compensation plans have several hypothetical investment options that a participant may choose to invest the cash portion of their deferred compensation. Each hypothetical investment option is based on an investment fund that is similar to the 401(k) Plan. All deferrals of common stock must remain invested in common stock and are distributed in common stock. While the Deferred Compensation Plan remains unfunded, a trust was established in 1999 to provide a source of funds to pay deferred compensation liabilities. All company contributions and participant deferrals are deposited into the trust. Participants can choose to start distributions upon retirement from CH2M HILL, or a date elected by the participant. Participants can choose payment in either a lump sum or through an annual distribution over five, ten or fifteen years.

Potential Payments Under Change of Control Agreements as of December 31, 2012

        Had a change in control occurred on the last day of fiscal 2012 and had their employment been terminated twenty four months after such change in control, the named executive officers would have been eligible to receive the payments set forth in the table below.

Name	Salary & Bonus ($)	Immediate Vesting of Stock Options & Restricted Stock ($)(1)	Immediate Vesting of Retirement Benefits(2)	Benefits ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Lee A. McIntire	7,736,700	2,550,789	5,054,823	42,744	15,385,056
Michael A. Lucki	3,108,170	785,652	387,367	38,928	4,320,117
Michael E. McKelvy	2,989,137	1,109,033	783,566	42,744	4,924,480
Jacqueline C. Hinman	2,556,502	564,966	629,557	29,760	3,780,785
John A. Madia	2,040,022	411,121	445,194	29,760	2,926,097

(1)
Accelerated vesting of restricted stock was determined by utilizing the fair value of CH2M HILL stock on December 31, 2012.

(2)
Represents vesting of company contributions to the deferred compensation plans.

(3)
Benefits relate to premiums for continuation of medical and dental coverage.

 DIRECTOR COMPENSATION

        Our non-employee directors compensation is reviewed by an independent compensation consultant at least on a bi-annual basis for competitiveness and appropriateness to peer and industry practices. Non-employee directors' compensation includes an annual retainer of $70,000. The chairperson of the Audit Committee will be paid an additional annual retainer of $15,000. Each chairperson of the Compensation, Governance and Risk Committees will be paid an additional annual retainer of $10,000.

        Non-employee directors who are members of a Board committee will receive an additional annual fee of $5,000 for each Committee on which they serve. Further, each non-employee director receives a restricted stock award equal to $100,000 which cliff vests on the first anniversary of the date of grant. The lead non-employee director receives an additional annual retainer of $17,500. We may, at our discretion, award cash and stock bonuses to non-employee directors from time to time.

        Our employee directors do not receive additional compensation for their Board service. All of our directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings and for their service on our Board. The following table details the non-employee director compensation for the year ended December 31, 2012 and includes any individual who served as a non-employee director during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Malcolm Brinded	97,125	100,000	—	197,125
Jerry D. Geist	97,125	100,000	—	197,125
Charles "Chad" O. Holliday, Jr.	109,625	100,000	—	209,625
Georgia R. Nelson	93,375	100,000	—	193,375
Barry L. Williams	98,125	100,000	—	198,125

(1)
Restricted stock awards were granted on May 11, 2012, with a vest date of May 11, 2013. Compensation amounts were calculated in accordance with U.S. GAAP for awards issued pursuant to the CH2M HILL Companies, Ltd. Restricted Stock Policy and Administration Plan. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant.

        Our Board believes that its members should be long term stockholders of CH2M HILL and has adopted a policy requiring each non-employee director within five years of election and for the duration of his or her tenure to hold CH2M HILL equity in an amount equal to at least four times the annual retainer.

PROPOSAL 2. APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Description of Charter Amendment

        On February 14, 2013, the Board of Directors of CH2M HILL adopted, subject to stockholder approval, an amendment to the CH2M HILL Companies, Ltd. Certificate of Incorporation (the "Charter Amendment").

        The CH2M HILL Board of Directors believes the Charter Amendment is in the best interests of CH2M HILL and its stockholders for the reasons stated below. A summary of the Charter Amendment is set forth below. This summary is qualified in its entirety by the more detailed provisions of the Charter Amendment, a copy of which is attached as Appendix A to this Proxy Statement. The purpose of the Charter Amendment is twofold:

  1.
  To provide for a change in the Board classification structure from two classes of directors with a two year term to three classes of directors each with a three year term. All of the outside members of the CH2M HILL Board of Directors are currently in a single class while most of the inside employee directors are in a different class. This Board structure is not in the best interest of CH2M HILL because it can potentially impact the continuity of Board leadership. We would like to realign the outside and inside directors to be more evenly represented in each class and through three classes of directors, provide a greater continuity of Board leadership and balance between the insider/outsider director mix. We believe that having multiple staggered classes of three years each will provide for enhanced Board stability and continuity and decreases the likelihood of a disruption to operations of the company by displacing its board. In addition, the Charter Amendment clarifies that vacancies on the Board of Directors may be filled only by the Board of Directors. Any director appointed to fill a vacancy in a class shall serve for a term that expires at the annual meeting at which the term of the class expires.

  2.
  To exclude any employee benefit trust from the restriction on the transfer of CH2M HILL common stock. This change clarifies that CH2M HILL can transfer its stock to an employee benefit trust, such as the Halcrow employee benefit trust. This provision was in the CH2M HILL charter prior to our reincorporation in Delaware and needs to be changed to, among other things, support our employee benefit plans.

        Assuming the nominees set forth in Proposal 1 are re-elected and stockholders approve the Charter Amendment, at the regularly scheduled board meeting held before 2014, our Board will assign members of the Board in office to the three classes with staggered three year terms based on the recommendation of the Governance Committee of the Board, and at that time, the Charter Amendment will be filed with the Secretary of State of the State of Delaware and become effective.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the Amendment to the Certificate of Incorporation of CH2M HILL.

 AUDIT COMMITTEE REPORT

Report of the Audit Committee

        We have reviewed and discussed with management CH2M HILL's financial reporting process, including the system of internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. CH2M HILL's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.

        We have reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2012. We have reviewed and discussed with management and the independent auditors the review of our financial reporting and internal controls undertaken in connection with certifications by our Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of our filings with the Securities and Exchange Commission. We also reviewed and discussed other matters as deemed appropriate, involving our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission. Additionally, we have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, The Auditor's Communication With Those Charged With Governance.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with us concerning independence, and have discussed with the auditors their independence from CH2M HILL and its management. We also have considered whether the independent auditors' provision of other non-audit services to CH2M HILL is compatible with the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Audit Committee:
Barry L. Williams, Chairman
Malcolm Brinded
Jerry D. Geist
Charles O. Holliday, Jr.
Georgia R. Nelson

 INDEPENDENT AUDITORS

        The following table presents fees for services rendered by our independent auditors, KPMG LLP, during the years ended December 31 (in thousands):

	2012	2011
Audit fees(1)	$3,556	$2,794
Audit related fees(2)	213	130

Audit and audit related fees	3,769	2,924
Tax fees(3)	2,881	3,528

Total fees	$6,650	$6,452

(1)
Audit fees include the annual audit of the consolidated financial statements, audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements, statutory and audits of subsidiaries, review of technical accounting and SEC issues, acquisition related fees, and accounting consultations.

(2)
Audit related fees include agreed upon procedures, accounting consultation on proposed transactions and project restructurings, and government audits.

(3)
Tax fees consist of fees for domestic and international tax consultation, global tax compliance services, tax preparation services for expatriate employees in non-financial reporting oversight roles, state and local tax consulting, compensation and benefits consulting, and local country compliance and consulting.

        The Audit Committee has a policy on pre-approval of services of our independent auditors. The policy provides that all audit and non-audit services performed by our independent auditors regarding CH2M HILL and its subsidiaries and affiliates shall be pre-approved by the Audit Committee at its regularly scheduled meetings. The Audit Committee designated its Chairman, Barry L. Williams, to act in its stead in those rare instances when approval of such services must be considered between regularly scheduled meetings.

        All of the services in 2012 and 2011 under the categories described above have been approved by the Audit Committee pursuant to paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

        The Audit Committee has appointed KPMG LLP to audit the consolidated financial statements of CH2M HILL for the year ending December 31, 2013 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of appointment of independent auditors.

PROPOSAL 4. OTHER BUSINESS

        In addition to the proposals described above, stockholders may be asked to transact other business that may properly come before the Annual Meeting and any postponements or adjournments. Management knows of no other matters to be brought before the Annual Meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

 ADDITIONAL INFORMATION

Advance Notice Procedures

        Under CH2M HILL's Bylaws, no business (including nominations for director) may be brought before an annual meeting by a stockholder unless written notice is delivered to CH2M HILL's Secretary (containing certain information specified in the Bylaws about the stockholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2014 annual meeting, between January 13, 2014 and February 12, 2014. However, if the 2014 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 13, 2014 (the first anniversary of the 2013 Annual Meeting), then such notice must be received not earlier than the 120th day and not later than the later of the 90th day prior to the date of the 2014 annual meeting or the 10th day following the day on which public announcement of the date of the 2014 Annual Meeting is first made by CH2M HILL.

        If a stockholder wishing to bring such a proposal does not provide notice of the proposal to the Corporate Secretary within the time period specified in our Bylaws, the chairman of the meeting shall have the power to declare that the proposed business will not be transacted at the 2013 Annual Meeting. These requirements are separate from the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement. Any notices should be sent to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, CO 80112.

Submission of Stockholder Proposals for the 2014 Annual Meeting

        Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2014 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by CH2M HILL's Secretary no later than November 22, 2013. Any proposals should be sent to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, CO 80112.

Annual Report

        A copy of our Annual Report for the year ended December 31, 2012, has been made available to you on or about March 22, 2013 with this Proxy Statement and is available at www.edocumentview.com/ch2m. Additional copies of the Annual Report and this Notice of Annual Meeting and Proxy Statement, and accompanying proxy card may be obtained from Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, at CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112.

        COPIES OF OUR FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO CH2M HILL, C/O MARGARET B. MCLEAN, SENIOR VICE PRESIDENT, CORPORATE SECRETARY AND CHIEF LEGAL OFFICER, 9191 SOUTH JAMAICA STREET, ENGLEWOOD, CO 80112 OR CALL (303) 771-0900. YOU CAN ALSO OBTAIN A COPY OF OUR FORM 10-K AND OTHER PERIODIC FILINGS AT THE CH2M HILL WEBSITE OR FROM THE SEC'S DATABASE AT WWW.SEC.GOV.

Appendix A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
CH2M HILL COMPANIES, LTD.

        The undersigned CH2M HILL Companies, Ltd., a Delaware corporation (the "Corporation"), for the purpose of amending the Certificate of Incorporation of the Corporation, in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment of Certificate of Incorporation and does hereby certify that:

        FIRST:    The amendment of the Certificate of Incorporation proposed by the Board of Directors and adopted by the stockholders of the Corporation is as follows:

        The Certificate of Incorporation shall be amended by deleting all of the present Section 4.3.1 and inserting in lieu thereof the following new Section 4.3.1.

  4.3.1. Transfer by Corporation. Unless (i) approved by the Board of Directors and the holders of a majority of shares entitled to vote thereon and represented at a meeting of stockholders, or (ii) as otherwise provided in this Article 4, the Corporation shall not sell, assign, pledge, transfer or otherwise dispose of or encumber (collectively, a "Transfer") any of its Common Stock, directly or indirectly (including through an employee benefit trust), to any person other than an employee or director of, or consultant to, or an employee benefit trust of, the Corporation or any of its affiliates.

        The Certificate of Incorporation shall be amended by deleting all of the present Sections 5.4.1 and 5.4.2 and inserting in lieu thereof the following new Sections 5.4.1 and 5.4.2:

  5.4.1. Classes and Terms. Subject to any special rights of the holders of any outstanding series of Preferred Stock to elect directors (the "Preferred Stock Directors"), the Board of Directors (other than any Preferred Stock Directors) shall be divided into three classes, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2014 annual meeting of stockholders, Class II directors shall initially serve until the 2015 annual meeting of stockholders, and Class III directors shall initially serve until the 2016 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders commencing with the 2014 annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Upon the effectiveness of the Certificate of Amendment of the Certificate of Incorporation of the Corporation containing this paragraph, the Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III.

  5.4.2. Vacancies. Subject to any special rights of the holders of any outstanding series of Preferred Stock to elect directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, with each director to hold office until his or her successor shall have been duly elected and qualified. In filling vacancies, the Board of Directors shall not appoint any director who failed to receive a majority of the votes cast at the last meeting of the stockholders at which directors were elected and at which such director was nominated for election.

        The Certificate of Incorporation shall be amended by deleting all of the present Section 5.4.4.

        The Certificate of Incorporation shall be amended by deleting all of the present Article 8 and inserting in lieu thereof the following: [Intentionally omitted.]

        SECOND:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its Senior Vice President, Chief Legal Officer and Secretary on this            day of                        , 2013.

CH2M HILL COMPANIES, LTD.

By: Margaret B. McLean Senior Vice President, Chief Legal Officer & Secretary

IF YOU ARE NOT A PARTICIPANT IN THE CH2M HILL RETIREMENT AND
TAX-DEFERRED SAVINGS PLAN PLEASE DISREGARD THIS LETTER

CH2M HILL Companies, Ltd.
Participant Notice
Retirement and Tax-Deferred Savings Plan

March 22, 2013

Dear Plan Participant:

        The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by CH2M HILL Companies, Ltd. in conjunction with the Annual Meeting of Stockholders of CH2M HILL Companies, Ltd. to be held on May 13, 2013, to elect directors and to conduct other business.

        While only the Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan can actually vote the shares of CH2M HILL Companies, Ltd. stock (Company Stock) held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your account under the Plan as of March 14, 2013 (the record date for the annual meeting) and a named fiduciary under the Plan, are entitled to instruct the Trustee of the Plan with respect to the following:

  1.
  The voting of Company Stock allocated to your account under the Plan on the record date.

  2.
  The voting of a pro-rata portion of Company Stock (based upon the ratio of the amount of Company Stock in your account under the Plan and the total amount of Company Stock in the Plan) allocated to the accounts under the Plan of other participants and beneficiaries for which no instructions are received.

        A named fiduciary is a person who under Employee Retirement Income Security Act of 1974 has the authority and responsibility (if he or she chooses to exercise it) to instruct the trustee of a plan regarding specific investments. Consequently, because of the provisions of the Plan, the Plan participant as a named fiduciary may (if he or she chooses) instruct the Trustee of the Plan as to how to vote shares of Company Stock allocated to his or her own Plan account and how to vote a pro-rata portion of those shares of Company Stock which are not voted by participants with such shares allocated to their accounts.

        If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your account under the Plan and uninstructed Company Stock in the aggregate in accordance with timely instructions received from other Plan participants acting as named fiduciaries under the Plan. If the Voting Instruction Form is received after the close of business on May 6, 2013, the Trustee cannot ensure that your voting instructions will be followed.

        It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of their agents disclose to CH2M HILL Companies, Ltd. or any other party how, or if, you voted. The Trustee will supervise and control the distribution of all materials to Plan participants and the receipt of all voting instruction forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

        If you have any questions regarding the information provided to you, you may contact Erik Ammidown, Plan Administrator, 9191 South Jamaica Street, Englewood, CO 80112, (720) 286-0163.

Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X CH2M HILL COMPANIES, LTD. 01KOOH 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board recommends a vote FOR all 5 nominees listed below. 1.1 - Jacqueline C. Hinman 1.5 - Michael E. McKelvy 1.2 - Michael A. Lucki 1.3 - Lee A. McIntire 1. ELECTION OF DIRECTORS Nominees 2. TO APPROVE AN AMENDMENT TO THE CH2M HILL CERTIFICATE OF INCORPORATION TO, AMONG OTHER THINGS, CLASSIFY THE BOARD OF DIRECTORS INTO 3 CLASSES. The Board recommends a vote FOR this proposal. For Against Abstain For Against Abstain 3. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF CH2M HILL FOR THE YEAR ENDING DECEMBER 31, 2013. The Board recommends a vote FOR this proposal. For Against Abstain For Against Abstain For Against Abstain Change of Address — Please print new address below. Comments — Please print your comments below. IMPORTANT ANNUAL MEETING INFORMATION 1.4 - Gregory T. McIntyre 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 1 5 3 9 9 8 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 9, 2013. Vote by Internet • Go to www.envisionreports.com/ch2m • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. • Follow the instructions provided by the recorded message.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARCH 22, 2013 The undersigned shareholder of CH2M HILL COMPANIES, LTD. (the Company) hereby appoints Michael A. Lucki, and Margaret B. McLean, and each of them, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on March 14, 2013, at the Annual Meeting of Stockholders of the Company to be held on May 13, 2013 at 9 a.m. (Mountain Daylight Time) at 9191 South Jamaica Street, Englewood, Colorado 80112 and any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR PROPOSALS 1, 2, AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side) . Proxy — CH2M HILL COMPANIES, LTD. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2012 Annual Report to Stockholders are available at: www.edocumentview.com/ch2m qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q